EXHIBIT 23(i)(a)




                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Baldor Electric Company 1996 Stock Option Plan for Non-Employee Directors of our report dated January 31, 1997, with respect to the consolidated financial statements of Baldor Electric Company and affiliates incorporated by reference in its Annual Report (Form 10-K) for the year ended December 28, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                           /S/  Ernst & Young LLP

Little Rock, Arkansas
August 6, 1997

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